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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement (File No. 333-79837) on Form S-1 of our reports dated March 19, 1999 relating to the financial statements and financial statement schedule of New Valley Corporation which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Miami, Florida
June 14, 1999